EXHIBIT 21.1
List of Subsidiaries of UCI Holdings Limited

Name	State or Country of Organization
Airtex Industries, LLC	Delaware

Airtex Products, LP	Delaware

Airtex Products S.A.	Spain

Airtex Tianjin Auto Parts Inc.	People’s Republic of China

Airtex Tianjin Auto Parts Holding Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China

ASC (Beijing) Consulting Co., Ltd.	People’s Republic of China

ASC (Beijing) Consulting (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China

ASC Holdco, Inc.	Delaware

ASC Industries, Inc.	Ohio

ASC International, Inc.	Indiana

ASC (Tianjin) Auto Parts, Inc.	People’s Republic of China

ASC Tianjin (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China

ASC (Tianjin) Water Pump Company Ltd.	People’s Republic of China

Champion Laboratories, Inc.	Delaware

Champion Laboratories (Europe) Ltd.	United Kingdom

Name	State or Country of Organization
Champion International Filter (Hong Kong) Holding Co., Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China

Champion International Automotive Parts (Suzhou) Co., Ltd.	People’s Republic of China

Eurofilter (Air Filters) Limited	United Kingdom

Eurofilter ECS Limited	United Kingdom

Eurosofiltra SARL	France

Filtros Champion Laboratories, S. de R.E. de C.V.	Mexico

Filtros Champion Sales de Mexico, S. de RE. de C.V.	Mexico

Fuel Filter Technologies, Inc.	Michigan

UCI Pennsylvania, Inc.	Pennsylvania

Talleres Mecanicos Montserrat, S.A. de C.V.	Mexico

UCI Acquisition Holdings (No.1) Corp	Delaware

UCI Acquisition Holdings (No.2) Corp	Delaware

UCI Acquisition Holdings (No.3) Corp	Delaware

UCI-Airtex Holdings, Inc.	Delaware

UCI Auto Parts Trading (Shanghai) Co., Ltd.	People’s Republic of China

UCI (Hong Kong) Holding Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China

UCI International, Inc.	Delaware

UCI Investments, L.L.C.	Delaware

UCI — Wells Holdings, L.L.C.	Delaware

United Components, Inc.	Delaware

Wells Manufacturera de Mexico, S.A. de C.V.	Mexico

Name	State or Country of Organization
Wells Manufacturing, L.P.	Delaware

Wells Mexico Holdings Corp.	Delaware